EXHIBIT 1

                                JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the parties named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D with respect to the securities of the company named below:

DATED: SEPTEMBER 9, 1999

COMPANY: AFC CABLE SYSTEMS, INC.

SECURITIES: COMMON STOCK, PAR VALUE $.01 PER SHARE


                                                PARTIES

                                         ALPINE ASSOCIATES,
                                         A Limited Partnership

                                   By: Eckert Corp.
                                   By:  /S/VICTORIA ECKERT
                                       ----------------------

                                         ALPINE PARTNERS, L.P.

                                   By: Eckert Corp.
                                   By:  /S/VICTORIA ECKERT
                                       ----------------------

                                         PALISADES PARTNERS, L.P.

                                   By:  /S/GORDON A. UEHLING, JR.
                                       --------------------------
                                            Gordon A. Uehling, Jr.